                                                                     EXHIBIT 4.7

________________________________________________________________________________



                      NOTES REGISTRATION RIGHTS AGREEMENT



                              Dated July 29, 1998



                                    between



                         TVN ENTERTAINMENT CORPORATION


                                      and



                       MORGAN STANLEY & CO. INCORPORATED



________________________________________________________________________________

                      NOTES REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered
                                              ---------
into July 29, 1998, between TVN ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company"), and MORGAN STANLEY & CO. INCORPORATED (the
                  -------
"Placement Agent").
----------------

     This Agreement is made pursuant to the Placement Agreement, dated July 24, 1998, between the Company and the Placement Agent (the "Placement Agreement"),
                                                        -------------------
which provides for the sale by the Company to the Placement Agent of 200,000 Units, each consisting of one 14% Senior Note due 2008 with a principal amount of $1,000 (collectively, the "Notes") and one Warrant entitling the holder
                              -----
thereof to purchase initially 10.777 shares of Common Stock, par value $0.001 per share, of the Company. In order to induce the Placement Agent to enter into the Placement Agreement, the Company has agreed to provide to the Placement Agent and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.
   -----------

     Defined terms used herein without other definition shall have the respective meanings ascribed thereto, whether directly or indirectly by reference, in the Placement Agreement.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Business Day" shall have the meaning specified in the Indenture.
      ------------

     "Closing Date" shall mean the Closing Date as defined in the Placement
      ------------
Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also
      -------
include the Company's successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended
      ------------
from time to time.

     "Exchange Offer" shall mean the exchange offer by the Company of Exchange
      --------------
Securities for Registrable Securities pursuant to Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the
      ---------------------------
Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer
      -------------------------------------

registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Exchange Securities" shall mean securities issued by the Company under the
      -------------------
Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

     "Holder" shall mean the Placement Agent, for so long as it owns any
      ------
Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

     "Indenture" shall mean the Indenture relating to the Notes dated as of July
      ---------
29, 1998, between the Company and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

     "Majority Holders" shall mean the Holders of a majority of the aggregate
      ----------------
principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of the outstanding principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Placement Agent or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

     "Person" shall mean an individual, partnership, corporation, limited
      ------
liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Placement Agent" shall have the meaning set forth in the preamble.
      ---------------

     "Placement Agreement" shall have the meaning set forth in the preamble.
      -------------------

     "Prospectus" shall mean the prospectus included in a Registration
      ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

     "Registrable Securities" shall mean the Notes; provided, however, that the
      ----------------------
Notes shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Notes shall have been declared effective under the Securities Act and such Notes shall have been disposed of or exchanged pursuant to such Registration Statement, (ii) when such Notes have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Notes shall have ceased to be outstanding.

     "Registration Expenses" shall mean any and all expenses incident to
      ---------------------
performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, in each case to the extent not paid or payable by any other Person,
(iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agent) and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (vi) above) or accountants to the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale, disposition or exchange of Registrable Securities by a Holder.

     "Registration Statement" shall mean any registration statement of the
      ----------------------
Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended from
      --------------
time to time.

     "Shelf Registration" shall mean a registration effected pursuant to Section
      ------------------
2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement
      ----------------------------
of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Majority Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Trustee" shall mean the trustee with respect to the Notes under the
      -------
Indenture.

     "Underwritten Registration" or "Underwritten Offering" shall mean a
      -------------------------      ---------------------
registration in which Registrable Securities are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

     2. Registration Under the Securities Act. (a) To the extent not prohibited
        -------------------------------------
by any applicable law or applicable interpretations of the Staff of the SEC, the Company shall use its best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");
      --------------

          (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

          (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

          (v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Notes exchanged.

     As soon as practicable after the last Exchange Date, the Company shall:

          (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Placement Agent of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agent shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

     (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or applicable interpretations of the Staff of the SEC,
(ii) the Exchange Offer is not for any other reason consummated by July 29, 1999 or (iii) the Exchange Offer has been completed and in the written opinion of counsel for the Placement Agent a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agent in connection with any offering or sale of Registrable Securities (other than in situations covered by Section 2(f) below), the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC. Subject to the penultimate paragraph of Section 3 hereof, the Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or all of the Notes cease to be Registrable Securities. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and, subject to the penultimate paragraph of Section 3 hereof, to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. As provided for in the Indenture, the Notes will accrue interest at the rate of 14% per annum payable semiannually in arrears on February 1 and August 1 of each year commencing February 1, 1999; provided that if by July 29, 1999 the Company has not consummated the Exchange Offer or caused the Shelf Registration Statement to be declared effective, interest (in addition to interest otherwise due on the Exchange Securities on such date) will accrue at a rate of 0.5% per annum and be payable in cash semiannually on February 1 and August 1 of each year, commencing February 1, 1999, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

     (e) In the event that, at any time after consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Placement Agent, or any successor thereto, in its reasonable judgment becomes an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company, or any successor thereto, the Company (or its successor) shall use its best efforts to cause to be filed as soon as practicable after receiving notice thereof from the Placement Agent (or any successor thereto) a shelf registration statement (the "Resale Registration Statement") under the Securities Act providing for the sale by the Placement Agent (or any successor thereto) of all Notes or Exchange Securities it acquires from time to time in connection with market-making activities and to have such shelf registration statement declared effective by the SEC. The provisions of this Agreement concerning the Shelf Registration Statement shall apply to any Resale Registration Statement as if such Registration Statement were the Shelf Registration Statement filed pursuant to
Section 2(b) hereof (except that the Company (or its successor) will use its best efforts to keep the Resale Registration Statement effective until the earlier of (i) the date on which no Notes or Exchange Securities remain outstanding and (ii) such time as such Placement Agent shall, in its opinion, have ceased to be an affiliate of the Company, as evidenced by written notice, which shall be sent promptly upon such event). Notwithstanding the foregoing, the Company shall not be required to maintain the effectiveness of any Resale Registration Statement if the Placement Agent shall have ceased to make a market in the Notes or the Exchange Securities.

     3.  Registration Procedures. In connection with the obligations of the
         -----------------------
Company with respect to the Registration Statements pursuant to Section 2(a) and
Section 2(b) hereof, the Company shall as expeditiously as is practicable:

     (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

     (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Placement Agent, to counsel for the Holders and to each Underwriter of an

Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including, until a final Prospectus has been prepared, each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

     (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

     (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Placement Agent promptly and, if requested by any such Holder or counsel, confirm such advice in writing
(i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose,
(v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide notice as promptly as practicable to each Holder of the withdrawal of any such order;

     (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

     (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) or (vi) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

     (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agent and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their joint counsel) and make such of the representatives of the Company as shall be reasonably requested by the Placement Agent or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their joint counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or file any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agent and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agent or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object without unreasonable delay;

     (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

     (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the
                       ---
Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and one firm each of attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company as shall reasonably be requested, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided, however, that any such representative, Underwriter, attorney or accountant agrees to keep confidential any records, documents or other information (collectively, "Information") received from the
                                               -----------
Company and designated by the Company as confidential and to use such Information obtained pursuant to this provision only in connection with the transaction for which such Information was obtained, and not for any other purpose; provided further, however, that the foregoing confidentiality obligation shall not apply to the extent that (i) such Information (x) is available to the public, (y) subject to clause (z) below, is already in such representative's, Underwriters', attorney's or accountant's possession prior to receipt from the Company and such Person does not otherwise have any obligation to keep such Information confidential or (z) is obtained by such representative, Underwriter, attorney or accountant from a third Person who, insofar as is known to such representative, Underwriter, attorney or accountant after due inquiry, is not required to keep such Information confidential or (ii) disclosure of such Information is required by court or administrative order after the exhaustion of all appeals therefrom;

     (n) in the case of a Shelf Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

     (o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such filing; and

     (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other customary actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registrable Securities to be sold in such Underwritten Offering and any Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement; provided that the Company shall be required to use its best efforts to make an Underwritten Offering only upon the request of Holders of at least (1) 25% of the aggregate principal amount of the Registrable Securities outstanding at the time such request is delivered to the Company and (2) 10% of the aggregate principal amount of the Notes outstanding on the date hereof. In the case of any Underwritten Offering, the Company shall provide written notice to the Holders of all Registrable Securities of such Underwritten Offering at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering, (y) specifying a date, which shall be no earlier than 10 days following the date of such notice, by which each such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) including the instructions such Holder must follow in order to participate in such Underwritten Offering.

     In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. In addition, the Company may, for a good-faith business purpose, provide the Holders with notice of the suspension of the disposition of Registrable Securities pursuant to a Shelf Registration Statement. The Company may give any such notice pursuant to the preceding sentence only twice during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365 day period (which may be consecutive).

     The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering, subject to such terms and conditions as shall be established by the Underwriters thereof. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the
-------------
Majority Holders of the Registrable Securities included in such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld.

     4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the
        -------------------------------------------------
SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an
                       ---------------------------
"underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

     The Company understands that it is the position of the Staff of the SEC that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

     (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agent or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

          (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

          (ii) the application of the Shelf Registration procedures set forth in
     Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Placement Agent or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Placement Agent and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers as a whole, which shall be the Placement Agent unless it elects not to act as such representative, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agent unless such counsel elects not to so act and
     (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

     (c) The Placement Agent shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

     5.   Indemnification and Contribution. (a) The Company agrees to indemnify
          --------------------------------
and hold harmless the Placement Agent, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any necessary local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of the Units, Notes and Warrants or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take
--- ----
account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of the Notes were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 5 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any Person controlling any Placement Agent or by or on behalf of the Company, its officers or directors or any Person controlling the Company and (iii) acceptance of and payment for any of the Notes.

     6. Miscellaneous. (a) The Company agrees, for the sole benefit of the
        -------------
Placement Agent:

          (i) prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement if, in the reasonable judgment of the Placement Agent, the Placement Agent or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) is required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities or the Exchange Securities, (A) to periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) to amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (C) to provide the Placement Agent with copies of each such amended or supplemental Final Memorandum, as the Placement Agent may reasonably request;

          (ii) following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Securities or, the Exchange Securities are outstanding if, in the reasonable judgment of the Placement Agent, the Placement Agent or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) if requested by the Placement Agent, within 45 days following the end of the Company's most recent fiscal quarter, file a supplement to the prospectus included in the applicable registration statement which sets forth the financial results of the Company for the previous quarter, (C) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (D) to provide the Placement Agent with copies of each such amendment or supplement as the Placement Agent may reasonably request;

          (iii) notwithstanding clauses (i) and (ii) above, (A) prior to amending the Final Memorandum or to filing any post-effective amendment to any registration statement or supplementing any related prospectus, to furnish to the Placement Agent and its counsel, copies of all such documents proposed to be amended, filed or supplemented, and (B) not to issue any amendment to the Final Memorandum, any post-effective amendment to a registration statement or any supplement to a prospectus to which the Placement Agent or its counsel shall reasonably object;

          (iv) it shall notify the Placement Agent and its counsel and (if requested by any such Person) confirm such advice in writing, (A) when any amendment to the Final Memorandum has been issued, when any prospectus supplement or amendment or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective, (B) of any request by the SEC for any post-effective amendment or supplement to a registration statement, any supplement or amendment to a prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (E) of the happening of any event which makes any statement made in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto untrue or which requires the making of any change in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading;

          (v) it consents to the use of the Final Memorandum and any prospectus referred to in this Section 6 (a) or any amendment or supplement thereto, by the Placement Agent in connection with the offering and sale of the Registrable Securities or Exchange Securities, as the case may be;

          (vi) it will comply with the provisions of this Section 6 (a) at its own expense and will reimburse the Placement Agent for its reasonable expenses associated with this Section 6 (a) (including reasonable fees of counsel); and

          (vii) it hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 of the Placement Agreement shall be specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 6
(a).

     (b) No Inconsistent Agreements. The Company has not entered into, and on or
         --------------------------
after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     (c) Amendments and Waivers. The provisions of this Agreement, including the
         ----------------------
provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

     (d) Notices. All notices and other communications provided for or permitted
         -------
hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Placement Agent, the address set forth in the Placement Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of
         ----------------------
and be binding upon the successors, assigns and transferees of each of the parties. including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement or applicable law. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Placement Agent (in its capacity as Placement Agent) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such Holder under this Agreement.

     (f) Third Party Beneficiary. The Holders shall be third party beneficiaries
         ------------------------
to the agreements made hereunder between the Company, on the one hand, and the Placement Agent, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (g) Counterparts. This Agreement may be executed in any number of
         ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of
         --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws of the State of New York.

     (j) Severability. In the event that any one or more of the provisions
         -------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Purchases and Sales of Registrable Securities.  The Company shall not
         ---------------------------------------------
purchase and then resell or otherwise transfer any Registrable Securities.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        TVN ENTERTAINMENT CORPORATION



                                        By: /s/ Arthur Fields
                                            ----------------------------------
                                        Name:  Arthur Fields
                                        Title: Senior Executive Vice President


Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED



By: /s/ David J. Frey
    -----------------------
Name:  David J. Frey
Title: Vice President